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                                                                    Exhibit 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation in this Amendment No. 6 to the Registration Statement on Form F-4 of Kinross Gold Corporation, of our report dated March 1, 2006 relating to the consolidated financial statements appearing in Crown Resources Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2005. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


/s/ Ehrhardt Keefe Steiner & Hottman PC


July 14, 2006
Denver, Colorado